EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-143267 on Form S-8 of our report dated May 6, 2010, relating to the consolidated financial statements and financial statement schedule of Acorn International, Inc. and subsidiaries and its variable interest entities (collectively the “Company”), which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of FASB Accounting Standards Codification 810-10-65, Consolidation — Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/    Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

May 6, 2010